Exhibit 10.34

Pre-IPO Form – U.S. Employees & Directors

CRESCENT BIOPHARMA, INC.

2024 EQUITY INCENTIVE PLAN

Stock Option Agreement

[Incentive stock option // nonstatutory stock option]

1.	Grant of Option.

(a)This Stock Option Agreement (this “Agreement”) evidences the following grant by Crescent Biopharma, Inc., a Delaware corporation (the “Company”), of an option (this “Option”) to purchase, in whole or in part, on the terms provided herein and in the Crescent Biopharma, Inc. 2024 Equity Incentive Plan (as amended from time to time, the “Plan”), the shares of Common Stock set forth below:

Participant:	[●]
Grant Date:	[●]
Shares of Common Stock Subject to the Option:	[●] (the “Shares”)
Exercise Price per Share:	$[●]
Expiration Date:	11:59 p.m. ET on [●][1]
Vesting Commencement Date:	[●]
Vesting Schedule:

This Option, and any Shares received upon exercise of this Option, will vest (“vest”) in accordance with the following schedule, subject to the Participant’s continued employment with or service to the Company through each vesting date: [(i) 25% of the Shares subject to this Option shall vest on the first anniversary of the Vesting Commencement Date and (ii) thereafter, this Option shall vest with respect to an additional 1/48th of the Shares at the end of each successive month following the first anniversary of the Vesting Commencement Date].

(b)This Option is subject to the terms of the Plan, which are incorporated into this Agreement by reference.  A copy of the Plan has been furnished to the Participant with the Option.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.  Except as otherwise indicated by the context, Participant shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

(c)[Include if granted to employee and is an ISO: This Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.  However, the Company does not represent or

[1]	NTD: Enter date that is 10 years from the Grant Date.

warrant that this Option qualifies as such.  The Participant should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including the holding period requirements.  If the Participant disposes (whether by sale, gift, transfer or otherwise) any Shares acquired upon exercise of this Option within the one-year period beginning on the exercise date or within the two-year period beginning on the Grant Date, the Participant shall notify the Company within 30 days after such disposition.  To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which the Option (plus all other incentive stock options held by the Participant) are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Option or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.  In addition, to the extent any portion of this Option does not qualify as an “incentive stock option,” such portion shall be deemed to be a Nonstatutory Stock Option.][Include if granted to non-employee or to employee and is an NSO:  This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.]

2.	Vesting Schedule.

(a)This Option will be fully exercisable as of the Grant Date until the earlier of the Expiration Date or the termination of this Option under Section 3 hereof or the Plan.

(b)This Option, and any Shares received upon exercise of this Option, will vest in accordance with the Vesting Schedule set forth in Section 1 above. In determining the number of vested Shares, the number of Shares shall be rounded down to the nearest whole Share.

(c)[In the event of a Change in Control, all of the Participant’s then unvested Shares shall automatically accelerate and become fully vested, subject to the Participant’s continued employment with or service to the Company through such Change in Control.]2

3.	Exercise of Option.

(a)Form of Exercise.  Each election to exercise this Option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A (if such Options have vested) or Exhibit B (if such Options have not vested) and signed by the Participant, and where applicable, a signed and completed Consent of Spouse or Domestic Partner in the form attached hereto as Exhibit C, and received by the Company at its principal office, accompanied by this Agreement, and payment of the Exercise Price in full in the manner provided in the Plan.  The Participant may purchase less than the number of Shares covered hereby; provided that no partial exercise of this Option may be for any fractional Share or for fewer than 100 whole Shares.  Subject to applicable law and as a condition to the exercise of this Option and the issuance of any Common Stock hereunder, the Participant agrees to become party to any stockholders’ agreement, voting agreement, drag along agreement, right of first refusal and co-sale agreement, or any other agreement approved by the Board and creating obligations of or among any stockholder of the Company, as the Company may request.

(b)Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time this Option is exercised, is, and has been at all times since the Grant Date, in continued employment with or providing service to the

[2]	To be included for non-employee director awards only.

Company or any of its subsidiaries (an “Eligible Participant”).  The date on which the Participant ceases to be an Eligible Participant shall be referred to as the “Termination Date.”

(c)Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in Sections 3(d) and 3(e) below, the right to exercise this Option shall terminate three months after the Termination Date (but in no event after the Expiration Date); provided that this Option shall be exercisable only to the extent that the Option was vested on the Termination Date.  Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates any non-competition, non-solicitation, non-disparagement or confidentiality provisions of any agreement between the Participant and the Company or its subsidiary, the right to exercise this Option shall terminate immediately upon such violation.

(d)Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined below), this Option shall be exercisable by the Participant (or, in the case of death, by the Participant’s Designated Beneficiary) within the period of one year following the Termination Date (but in no event after the Expiration Date); provided that this Option shall be exercisable only to the extent that this Option was vested on the Termination Date.

(e)Termination for Cause.  If, prior to the Expiration Date, the Participant’s employment or service is terminated by the Company for Cause, the right to exercise this Option shall terminate immediately upon the Termination Date.  If prior to the Expiration Date, the Participant is given notice by the Company of the termination of the Participant’s employment or service by the Company for Cause, and the Termination Date is subsequent to the date of delivery of such notice, the right to exercise this Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or service shall not be terminated for Cause as provided in such notice or (ii) the Termination Date (in which case the right to exercise this Option shall, pursuant to the preceding sentence, terminate upon the Termination Date).  If the Participant is party to an employment or severance contract or agreement or offer letter (excluding any non-competition agreement) with the Company that contains a definition of “cause” for termination, “Cause” shall have the meaning ascribed to such term in such agreement or offer letter.  Otherwise, “Cause” shall mean (A) the Participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (B) the Participant’s conviction or plea of no contest to (1) a felony or (2) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (C) the Participant’s failure to perform in all material respects the Participant’s assigned duties and responsibilities; (D) the Participant’s gross negligence, willful misconduct that results in or is reasonably anticipated to result in harm to the Company; or (E) the Participant’s violation of any material provision of any agreement(s) between the Participant and the Company or its subsidiary or any Company policies including, without limitation, agreements relating to non-competition, non-solicitation, non-disparagement, non-disclosure and/or assignment of inventions or policies related to ethics or workplace conduct.

4.	Company Right of First Refusal.

(a)Notice of Proposed Transfer.  If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any vested Shares acquired upon exercise of this Option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company.  The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per Offered Share and all other material terms and conditions of the transfer.  For the avoidance of doubt, unvested Shares purchased upon exercise of this Option are not transferrable.

(b)Company Right to Purchase.  For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice (the “Right of First Refusal”).  In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period.  Within 10 days after the Participant’s receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates, if any, representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company.  Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c)Shares Not Purchased By Company.  If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under Section 4(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee; provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice.  Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d)Consequences of Non-Delivery.  After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e)Exempt Transactions.  The following transactions shall be exempt from the provisions of this Section 4:

(i)any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(ii)any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(iii)the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (i) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f)Assignment of Company Right.  The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g)Termination.  The provisions of this Section 4 shall terminate upon the earlier of the following events:

(i)the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act or any other transaction that results in the shares of Common Stock (or any equity securities substituted therefore) being listed on an established stock exchange; or

(ii)a Change in Control.

(h)No Obligation to Recognize Invalid Transfer.  The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i)Legends.  In addition to any legends set forth in the Notice of Stock Option Exercise, any certificate representing Shares or notice of issuance of uncertificated stock evidencing the issuance of Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities) until the Company’s right of first refusal has terminated in accordance with Section 4(g):

“The shares [represented by this certificate][referenced herein] are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (a) not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (i) or (ii) is to be settled by delivery of securities, in cash or otherwise, for a period specified by the representative of the underwriters of Common Stock or other securities of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or any successor provisions or amendments thereto), and (b) to execute any agreement reflecting clause (a) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	Tax Matters.

(a)Withholding.  No Shares will be issued pursuant to the exercise of this Option unless and until the Company satisfies all applicable federal, state, and local or other income and employment tax withholding obligations as described in the Plan.

(b)Disqualifying Disposition.  If this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code and if the Participant disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant shall notify the Company in writing of such disposition.

7.	Nontransferability.

(a)This Option and any Shares purchased hereunder that remain unvested may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

(b)The Participant agrees that the Participant will not transfer any Shares issued pursuant to the exercise of this Option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided, that such a written confirmation shall not be required with respect to (i) Section 4 after such provision has terminated in accordance with Section 4(g) or (ii) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

Crescent Biopharma, Inc.

By:
Name:
Title:

[Signature Page – Stock Option Agreement]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Address:

Email:

[Signature Page – Stock Option Agreement]

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date:                       3

Crescent Biopharma, Inc.

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Option granted to me under the Crescent Biopharma, Inc. 2024 Equity Incentive Plan (as the same may be amended and restated from time to time, the “Plan”) on [                       ]4 for the purchase of [                         ]5 shares of Common Stock of the Company at an exercise price of $[                   ]6 per share.  Capitalized terms used but not defined herein shall have the meanings set forth under the Plan.

I hereby exercise my option to purchase [                   ]7 shares of Common Stock (the “Shares”), for which I have enclosed [                   ]8 in the amount of [                   ]9.  Please register the Shares as follows:

Name(s):	[10]

Address:

Email:

3Enter the date of exercise.

4Enter the date of grant.

5Enter the total number of shares of Common Stock for which the option was granted.

6Enter the option exercise price per share of Common Stock.

7Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

8Enter “cash”, “personal check” or if permitted by the Option or Plan, “stock certificates No. XXXX and XXXX” or “notice of issuance of uncertificated stock No. XXXX and XXXX”.

9Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

10Enter name(s) to appear on stock certificate or notice of issuance of uncertified stock: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

[Signature Page – Notice of Stock Option Exercise]

Tax I.D. #:                                                11

I represent, warrant and covenant as follows:

1.I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

2.I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3.I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4.I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5.I understand that (a) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (c) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (d) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation, and has not made any representations regarding any current intention, to register the Shares under the Securities Act.

6.I acknowledge and agree that, until the first sale of the Common Stock to the general public pursuant to a registration statement filed under the Securities Act, I have waived and will be deemed to have waived, any rights I would otherwise have under Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”) (or under similar rights pursuant to any other applicable law) to inspect for any purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary of the Company (the “Inspection Rights”).  I acknowledge and understand that, but for the waiver made herein, I would be entitled, upon compliance with the procedures set forth in Section 220 of the DGCL, to Inspection Rights pursuant thereto, and further acknowledge and agree that the waiver set forth herein is a knowing and voluntary waiver of such rights, that I have received sufficient consideration for such waiver and that the Company would not be willing to provide the benefits to me hereunder without the benefit of such waiver from me.  This waiver

[11]	Social Security Number of Holder(s).

[Signature Page – Notice of Stock Option Exercise]

applies only in my capacity as a stockholder and does not affect any other inspection rights I may have pursuant to any written agreement with the Company.

Very truly yours,

(Signature)

[Signature Page – Notice of Stock Option Exercise]

Exhibit B

NOTICE OF STOCK OPTION EARLY EXERCISE

AND RESTRICTED STOCK PURCHASE AGREEMENT

Date:                       12

Crescent Biopharma, Inc.

Attention:

Dear Sir or Madam:

                   13 (the “Participant”) is the holder of an Option granted to the Participant under the Crescent Biopharma, Inc. (the “Company”) 2024 Equity Incentive Plan (as the same may be amended and restated from time to time, the “Plan”) on                14 for the purchase of                 15 shares of Common Stock of the Company at an exercise price of $        16 per share pursuant to the terms of that certain Stock Option Agreement (the “Option Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth under the Option Agreement or the Plan, as applicable.

Pursuant to the terms of this Notice of Stock Option Early Exercise and Restricted Stock Purchase Agreement (this “Agreement”), the Participant hereby exercises the Participant’s option to purchase                  17 shares of Common Stock (the “Shares”), for which the Participant has enclosed a personal check in the amount of $               18. Please register the Shares as follows:

Name(s):	[19]

Address:

Email:

12Enter the date of exercise.

13Enter the Participant’s name.

14Enter the date of grant.

15Enter the total number of shares of Common Stock for which the option was granted.

16Enter the option exercise price per share of Common Stock.

17Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.

18Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased).

19Enter name(s) to appear on stock certificate or notice of issuance of uncertified stock: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

Tax I.D. #:                                              20

1.	Limitations on Transfer.

The Participant acknowledges and agrees that the Shares purchased under this Agreement are subject to (i) the transfer restrictions set forth in the Plan and Sections 4, 5 and 7 of the Option Agreement and (ii) any other limitation or transfer created by applicable laws. In addition to the foregoing, the Participant will not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Right of Repurchase (as defined below). After any Shares have been released from such Right of Repurchase, the Participant will not assign, encumber or dispose of any interest in such Shares except to the extent permitted by, and in compliance with, Sections 4 and 5 of the Option Agreement, applicable laws, and the provisions below.

2.	Right of Repurchase.

(a)Scope of Repurchase Right.  In the event Participant cease to be an Eligible Participant for any reason, all Unvested Shares (as defined below) shall be subject to the Company’s right of repurchase at a repurchase price equal to the lower of the original Exercise Price (adjusted in accordance with Section 8(a) of the Plan) and the Fair Market Value (the “Right of Repurchase”). The Right of Repurchase may be exercised in accordance with Section 2(d) below.

(b)Lapse of Repurchase Right. As used herein, “Unvested Shares” means Shares that have not yet vested in accordance with the vesting schedule set forth in Section 1 and Section 2 of the Option Agreement and Shares that have vested in accordance with such vesting schedule shall be referred to herein as “Vested Shares.” Fractional shares shall be rounded down to the nearest whole share.

(c)Escrow. Upon issuance, any certificate(s) for Unvested Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. All ordinary cash dividends on Unvested Shares (or on other securities held in escrow) shall be subject to the restrictions and the risk of forfeiture applicable to the related Unvested Share and shall only be paid to the Participant if the underlying Shares become Vested Shares. If the Unvested Shares to which such dividends relate become Vested Shares, then such dividends shall be paid as soon as administratively feasible after such Unvested Shares become Vested Shares, but in no event later than 60 days after the date such Unvested Shares become Vested Shares. Unvested Shares, together with any other assets held in escrow under this Agreement, shall be surrendered to the Company upon exercise of the Right of Repurchase. All Shares, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company for repurchase upon exercise of the Right of Repurchase or the Right of First Refusal or (ii) if held in escrow, released to the Participant upon his or her request to the extent that the Shares are Vested Shares. In any event, all Vested Shares, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Participant’s service to the Company or (ii) the lapse of the Right of First Refusal.

(d)Exercise of Repurchase Right. The Company may exercise its Right of Repurchase for all Unvested Shares at any time on or after the Termination Date by delivery of written notice to the Participant (email being sufficient). If the Shares being repurchased are represented by certificate(s), any such certificate(s) shall be delivered to the Company. If the Shares being repurchased are not represented by certificate, the repurchase shall be effected by an appropriate book entry on the stock ledger for the Shares.

[20]	Social Security Number of Holder(s).

(e)Termination of Rights as Stockholder. Upon the exercise of the Right of Repurchase in accordance with this Section 2, the person from whom the Shares are repurchased shall no longer have any rights as a holder of the Shares. Such Shares shall be deemed to have been repurchased pursuant to this Section 2, subject to payment by the Company of the repurchase price, whether or not any certificate(s) for such Shares have been delivered to the Company.

3.	Legends.

Any stock certificate or, in the case of uncertificated securities, any notice of issuance, for the Shares shall bear the following legends (as well as any legends required by the Company or applicable state and federal corporate and securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AND TRANSFER RESTRICTIONS AS PROVIDED IN THE STOCK OPTION AGREEMENT AND THE NOTICE OF STOCK OPTION EARLY EXERCISE AND RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE Participant AND THE COMPANY. SUCH RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL AND TRANSFER RESTRICTIONS ARE BINDING UPON TRANSFEREES OF THESE SECURITIES. COPIES OF THE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

Certificates may bear any other notations required by any applicable federal or state securities laws. The Company may be authorized from time to time pursuant to its certificate of incorporation to issue more than one class or series of stock. In such case and at any time or from time to time thereafter the Company will furnish without charge to the Participant upon request the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. To the extent the Shares are issued in uncertificated form, (i) this Section 3 provides the Participant with notice that the Shares are subject to the aforementioned restrictions in satisfaction of the notice requirement set forth in Section 151(f) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the recording of the Shares in the books and records of the Company shall be accompanied by the legends included in this Section 3.

4.	Section 83(b) Election.

The Participant understands that Section 83(a) of the Code taxes as ordinary income for a Nonstatutory Stock Option the difference between the amount paid for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Right of Repurchase set forth in Section 2 of this Agreement. The Participant understands that the Participant may elect to be taxed at the time the Shares are purchased, rather than when and as the Right of Repurchase expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days from the date of purchase. Even if the Fair Market Value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income tax under Section 83(a) of the Code. The Participant understands that failure to file such an election in a timely manner may result in adverse tax consequences. The Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. The Participant further acknowledges that the Company has directed the Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Participant resides, and the tax consequences of the Participant’s death. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own income tax liability that may arise as a result of the grant or vesting of the Shares contemplated by this Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

5.	Representations. The Participant represents, warrants and covenants as follows:

The Participant is purchasing the Shares for the Participant’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

The Participant has had such opportunity as the Participant deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of the Participant’s investment in the Company.

The Participant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

The Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

The Participant understands that (a) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (c) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (d) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

6.	Waiver of Statutory Information Rights.

The Participant acknowledges and agrees that until the first sale of the Common Stock to the general public pursuant to a registration statement filed under the Securities Act, he or she shall waive, and shall be deemed to have waived, any rights the Participant would otherwise have under Section 220 of the DGCL (or under similar rights pursuant to any other applicable law) to inspect for any purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary of the Company (the “Inspection Rights”).  The Participant acknowledges and understands that, but for the waiver made herein, the Participant would be entitled, upon compliance with the procedures set forth in Section 220 of the DGCL, to Inspection Rights pursuant thereto, and further acknowledges and agrees that the waiver set forth herein is a knowing and voluntary waiver of such rights, that the Participant has received sufficient consideration for such waiver and that the Company would not be willing to provide the benefits to the Participant hereunder without the benefit of such waiver from the Participant.  This waiver applies only in the Participant’s capacity as a stockholder and does not affect any other inspection rights the Participant may have pursuant to any written agreement with the Company.

Very truly yours,

(Signature)

Exhibit C

CONSENT OF SPOUSE OR DOMESTIC PARTNER

I,                                                                                             , spouse or registered domestic partner of                                                                                             , have read and approve the Stock Option Agreement dated                            ,                (the “Stock Option Agreement”), between my spouse or registered domestic partner and Crescent Biopharma, Inc. In consideration of granting of the right to my spouse or registered domestic partner to purchase shares of common stock of Crescent Biopharma, Inc. set forth in the Stock Option Agreement, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Stock Option Agreement and agree to be bound by the provisions of the Stock Option Agreement insofar as I may have any rights in said Stock Option Agreement or any options or shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Stock Option Agreement.

Dated: ,

Signature of Spouse or Registered Domestic Partner